EXHIBIT 10.30


                                Option Agreement
                                ----------------

     This Option Agreement is made and entered into to be effective as of November 27, 2000 and is by and between Barry J Muncaster ("Employee") and BioProgress Technology International, Inc., ("Company") and are in addition to previously executed option agreements. The Employee is willing and able to provide various valuable services for and on behalf of the Company in connection with the business of the Company. The Company desires to retain the Employee as a Director and executive officer on behalf of the Company and the Employee desires to be retained in that capacity upon the terms and conditions hereinafter set forth. In consideration of the foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1. Services. The Company hereby retains the Employee as a Director, Chairman and Chief Executive Officer and the Employee hereby accepts and agrees to such retention.


2. Term of Agreement. This option agreement shall begin on the date first referred to above, and shall terminate five (5) years from the date thereof unless extended by mutual agreement, or unless terminated at any time by the Company for just cause being the Employee's negligence, dishonesty or incapacity for any or no reason to perform services specified herein.


3. Option. The Company grants the Employee a further option (the "option") to purchase up to 100,000 ordinary shares of common stock (the "Option Shares") in the Company in accordance with the following schedule: at any time on or before December 31, 2005 the Employee may purchase up to 100,000 Option Shares at a price of $1.50 per share in addition to any options already granted to the employee. In the event that the Employee purchases any or all Option Shares, then the Company shall provide to the Employee shares of the free trading common stock of the Company registered under a Form S-8 filed in accordance with the terms and conditions set forth under the securities Act 1933, as amended. The Option and any exercise of Option Shares shall at all times be conditional upon Employee not being, nor having been in breach of this Agreement, and further upon Employee being an employee of the Company at the time the option is exercised in the whole or in part. In the event that this agreement is terminated either by the

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     Company or by the Employee the option shall lapse simultaneously and shall cease to have any effect whatsoever, notwithstanding that any or all Option Shares may not have been purchased by Employee.


4. Disclosure of Information. The Employee recognises and acknowledges that the Employee has and will have access to certain confidential information of the Company and its affiliates that are valuable, special and unique assets and property of the Company and such affiliates. The Employee will not, during or after the term of this agreement, disclose, without prior written consent or authorisation of the Company, any such information to any person, except to authorise representatives of the Employee or its affiliates for the purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, the Company agrees that such authorisation or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.


5. Miscellaneous Provisions. (a) Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office of each party. (b) Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. (c) Assignment. This agreement and the rights and obligations of the parties hereunder are not assignable by either party. (d) Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any special proceeding may be instituted.


     (e) Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. (f) Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties. (g) Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

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          IN WITNESS WHEREOF, the parties hereto have entered into this
Agreement effective as of the day and year above written

EMPLOYEE:


-------------------------------------------------
Barry J Muncaster

COMPANY: BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC.


--------------------------------------------------
James TC Longley
Duly Authorised Officer.